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                                                                 EXECUTION COPY


                                 AMENDMENT NO. 3
                    TO MASTER POOLING AND SERVICING AGREEMENT

               AMENDMENT NO. 3 TO MASTER POOLING AND SERVICING AGREEMENT, dated as of October 27, 2000 (this "Amendment"), between FIRST NORTH AMRICAN NATIONAL
                              ---------
BANK, a national banking association, as Transferor (in such capacity, the "Transferor") and Servicer (in such capacity, the "Servicer"), and BANKERS TRUST
 ----------                                        --------
COMPANY, a New York banking corporation, as Trustee (in such capacity, the "Trustee") under the Master Pooling and Servicing Agreement dated as of October
 -------
4, 1994, as amended (the "Agreement"), among the Transferor, the Servicer and
                          ---------
the Trustee.

                             PRELIMINARY STATEMENT

               Section 13.1(a) of the Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend from time to time the Agreement, subject to the satisfaction of the conditions precedent set forth therein.

               In consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

               SECTION 1.   Definitions.  Capitalized terms used herein and not
                            -----------
otherwise defined herein shall have the meanings specified in the Agreement.

               SECTION 2.   Amendment of Section 2.1(b). Section 2.1(b) of the
                            --------------------------
Agreement is hereby amended by deleting the fourth paragraph thereof in its entirety and replacing it with the following:

                    The parties hereto intend that each transfer of Receivables and other property pursuant to this Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If and to the extent that, notwithstanding such intent, the transfer pursuant to this Section 2.1 is not deemed to constitute a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to all of the Trust Property to secure the payment of each Series (the "Obligations") and this Agreement shall constitute a security agreement under
 -----------
the UCC.

               SECTION 3. Amendment of Exhibit B. Exhibit B to the Agreement
                          ----------------------
shall be deleted in its entirety and replaced with Exhibit B attached hereto.
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          SECTION 4.  Effectiveness.  The amendments provided for by this
                      -------------
Amendment shall become effective on the date that each of the following events shall have occurred:

          (a) The Servicer shall have delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to any Supplement an Opinion of Counsel as to the matters specified in Part Two of Exhibit G to the Agreement with respect to this Amendment.

          (b) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

          (c) Each requirement of any Enhancement agreement applicable to an amendment of the Agreement shall have been satisfied.

          SECTION 5.  Agreement in Full Force and Effect as Amended. Except as
                      ---------------------------------------------
specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

          SECTION 6. Counterparts. This Amendment may be executed in any number
                     ------------
of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers as of the day and year first written above.

                                     FIRST NORTH AMERICAN NATIONAL BANK,
                                       as Transferor and Servicer

                                     By:  /s/ Philip J. Dunn
                                        Name:  Philip J. Dunn
                                        Title: Vice President


                                     BANKERS TRUST COMPANY,
                                       as Trustee

                                     By:  /s/ Francisco B. Talavera, Jr.
                                        Name: Francisco B. Talavera, Jr.
                                        Title: Assistant Vice President

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                                                                     EXHIBIT B



           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
           --------------------------------------------------------

              (As required by Subsection 2.6(c)(ii) of the Master
                       Pooling and Servicing Agreement)


                  ASSIGNMENT No. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of __________, ____, from First North American National Bank, a national banking association (the "Transferor"), to Bankers Trust Company, as trustee
                          ----------
(the "Trustee") pursuant to the Master Pooling and Servicing Agreement referred
      -------
to below.

                             W I T N E S S E T H:
                             - - - - - - - - - -


                  WHEREAS, First North American National Bank, as Transferor and as Servicer, and the Trustee are parties to the Master Pooling and Servicing Agreement, dated as of October 4, 1994, including any Supplement thereto (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing
                                                  ---------------------
Agreement"); and
---------
                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether no existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement.

                  1.  Defined Terms.  Unless otherwise defined herein,
                      -------------
capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  "Additional Account Closing Date" shall mean, with respect to
                   -------------------------------
the Additional Accounts designated hereby, __________, ____.

                  "Additional Account Cut Off Date" shall mean, with respect to
                   -------------------------------
the Additional Accounts designated hereby, _________, ____.

                  2. Designation of Additional Accounts. The Transferor shall
                     ----------------------------------
deliver to the Trustee on or prior to the Additional

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Account Closing Date, a computer file or microfiche list containing a true and complete list of all Accounts which as of the Additional Account Closing Date shall be deemed to be Additional Accounts, identified by account number and by the Receivables balance, in such accounts as of the close of business on the Additional Account Cut Off Date. Such list shall be marked as Schedule 1 to this Assignment and, as of the Additional Account Closing Date, shall be incorporated into and made a part of this Assignment and the Pooling and Servicing Agreement.

          3.   Conveyance of Receivables.
               -------------------------

          (a) The Transferor does hereby sell, transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, on and after the Additional Account Closing Date, all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created in the Additional Accounts designated on Schedule 1, all monies due or to become due on and after the Additional Account Cut Off Date and all amounts received with respect thereto, including all Recoveries related thereto, and all proceeds thereof (the "Additional Trust Property").

          (b) In connection with such transfer, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created in the Additional Accounts designated on Schedule 1 (which may be a single financing statement with respect to all such Receivables) for the transfer of chattel paper, accounts and general intangibles (if necessary) as defined in Section 9-106 of the UCC as in effect in the Relevant UCC State meeting the requirements of applicable State law in such manner and such jurisdictions as are necessary to perfect the sale and assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing, confirmed within 24 hours in writing) to the Trustee on or prior to the Additional Account Closing Date.

          (c) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to the Additional Account Closing Date, to indicated clearly and unambiguously in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

          (d) The parties hereto intend that the transfer of Receivables and other property pursuant to this Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, notwithstanding such intent, the transfer pursuant to this Assignment is not deemed to

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constitute a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in and to the Additional Trust Property and this Assignment shall constitute a security agreement under applicable law.

          4.   Acceptance by Trustee. Subject to the satisfaction of the
               ---------------------
conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders and any Enhancement Provider. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file or microfiche list described in Section 2 of this Assignment

          5.   Representations and Warranties of the Transferor.  The
               ------------------------------------------------
Transferor hereby represents and warrants to the Trust as of the Additional Account Closing Date that:

          (a)  Legal, Valid and Binding Obligation. This Assignment constitutes
               -----------------------------------
a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect affecting the enforcement of creditors' rights in general and creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (b)  Eligibility of Accounts.  Each Additional Account designated
               -----------------------
hereby was, as of the Additional Account Selection Date, an Eligible Account.

          (c)  Selection Procedures. No selection procedures believed by the
               --------------------
Transferor to be materially adverse to the interests of any Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Transferor's portfolio or credit card accounts.

          (d)  Insolvency.  The Transferor is not insolvent and, after giving
               ----------
effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

          (e)  Security Interest. This Assignment constitutes a valid sale,
               -----------------
transfer and assignment to the Trust of all right, title and interest of the Transferor in and to Receivables now existing and hereafter created in Additional Accounts designated

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on Schedule 1 hereto, all monies due or to become due with respect thereto on and after the Additional Account Cut Off Date, Recoveries and all proceeds of all Receivables to the extent set forth in Section 9-306 of the UCC in effect in the Relevant UCC State of such Receivables, and such Receivables and all proceeds thereof will be conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Exchangeable Transferor Certificate and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account and any other account or accounts maintained for the benefit of Certificateholders as provided in the Pooling and Servicing Agreement and any Supplement; or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated on Schedule 1 hereto, and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated on Schedule 1 hereto and the proceeds (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State) thereof upon such creation. If this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of financing statements described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC State) thereof upon such creation, the Trust shall have a first priority perfected security interest in such property to the extent set forth in Section 9-306 of the UCC as in effect in the Relevant UCC, with respect to proceeds, except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

          6.   Conditions Precedent.  The acceptance of the Trustee set forth
               --------------------
in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Additional Account Closing Date, of the following conditions precedent:

          (a)  Officer's Certificate. The Transferor shall have delivered to the
               ---------------------
Trustee an Officer's Certificate dated as of the Additional Account Closing Date, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Receivables of such Accounts, whether now existing

                                       7
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or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Transferor in Section 5 is true and correct as of the Additional Account Closing Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

          (b)  Opinion of Counsel. The Transferor shall have delivered to the
               ------------------
Trustee and each Rating Agency an Opinion of Counsel with respect to the Receivables in the Additional Accounts designated hereby substantially in the form of Part One of Exhibit G to the Pooling and Servicing Agreement.

          7.   Amendment of the Pooling and Servicing Agreement. The Pooling and
               ------------------------------------------------
Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Additional Account Closing Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

          8. Counterparts. This Assignment may be executed in two or more counterparts) and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                       8
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               IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly execute and delivered by their respective duly authorized officers on the day and year first above written.


                                       FIRST NORTH AMERICAN NATIONAL BANK
                                         as Transferor of the Additional
                                         Accounts

                                       By_______________________________
                                         Name:
                                         Title:


                                       BANKERS TRUST COMPANY
                                         as Trustee and Paying Agent

                                       By_______________________________
                                         Name:
                                         Title:

                                       9
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                                                                      Schedule 1
                                                                to Assignment of
                                                                  Receivables in
                                                             Additional Accounts


                               ADDITIONAL ACCOUNTS
                               -------------------

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